EXHIBIT 99.1

AFFYMETRIX, INC.

DEFERRED COMPENSATION PLAN

Effective December 9, 2004

Section 1.39.	“Unforeseeable Financial Emergency”	5
Section 1.40.	“Years of Service”	5

ARTICLE 2
SELECTION, ENROLLMENT, ELIGIBILITY

Section 2.01.	Selection by Committee	5
Section 2.02.	Enrollment and Eligibility Requirements; Commencement of Participation	5
Section 2.03.	Termination of a Participant’s Eligibility	6

ARTICLE 3
DEFERRAL COMMITMENTS/COMPANY CONTRIBUTION AMOUNTS/
VESTING/CREDITING/TAXES

Section 3.01.	Minimum Deferrals	6
Section 3.02.	Maximum Deferral	7
Section 3.03.	Election to Defer; Effect of Election Form	7
Section 3.04.	Withholding and Crediting of Annual Deferral Amounts	7
Section 3.05.	Company Contribution Amount	7
Section 3.06.	Crediting of Amounts after Benefit Distribution	8
Section 3.07.	Vesting	8
Section 3.08.	Crediting/Debiting of Account Balances	8
Section 3.09.	FICA and Other Taxes	9

ARTICLE 4
SCHEDULED DISTRIBUTION; UNFORESEEABLE FINANCIAL EMERGENCIES

Section 4.01.	Scheduled Distribution	10
Section 4.02.	Other Benefits Take Precedence Over Scheduled Distributions	10
Section 4.03.	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies	11

ARTICLE 5
CHANGE IN CONTROL BENEFIT

Section 5.01.	Change in Control Benefit	11
Section 5.02.	Payment of Change in Control Benefit	12

ARTICLE 6
TERMINATION BENEFIT

Section 6.01.	Termination Benefit	12
Section 6.02.	Payment of Termination Benefit	12

ARTICLE 7
DISABILITY BENEFIT

Section 7.01.	Disability Benefit	12
Section 7.02.	Payment of Disability Benefit	12

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ARTICLE 8
SURVIVOR BENEFIT

Section 8.01.	Survivor Benefit	13
Section 8.02.	Payment of Survivor Benefit	13

ARTICLE 9
BENEFICIARY DESIGNATION

Section 9.01.	Beneficiary	13
Section 9.02.	Beneficiary Designation; Change; Spousal Consent	13
Section 9.03.	Acknowledgment	13
Section 9.04.	No Beneficiary Designation	14
Section 9.05.	Doubt as to Beneficiary	14
Section 9.06.	Discharge of Obligations	14

ARTICLE 10
LEAVE OF ABSENCE

Section 10.01.	Paid Leave of Absence	14
Section 10.02.	Unpaid Leave of Absence	14

ARTICLE 11
TERMINATION OF PLAN, AMENDMENT OR MODIFICATION

Section 11.01.	Termination of Plan	14
Section 11.02.	Amendment	15
Section 11.03.	Plan Agreement	15
Section 11.04.	Effect of Payment	15

ARTICLE 12
ADMINISTRATION

Section 12.01.	Committee Duties	15
Section 12.02.	Agents	15
Section 12.03.	Binding Effect of Decisions	15
Section 12.04.	Indemnity of Committee	15
Section 12.05.	Employer Information	16

ARTICLE 13
OTHER BENEFITS AND AGREEMENTS

Section 13.01.	Coordination With Other Benefits	16

ARTICLE 14
CLAIMS PROCEDURES

Section 14.01.	Presentation of Claim	16

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AFFYMETRIX, INC.

DEFERRED COMPENSATION PLAN

Effective December 9, 2004

Purpose

     The purpose of this Plan is to provide specified benefits to Directors and a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Affymetrix, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
DEFINITIONS

     For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

     Section 1.01. “Account Balance” shall mean, with respect to a Participant, an entry on the records of the Employer equal to the sum of (i) the Deferral Account balance, and (ii) the Company Contribution Account balance. The Account Balance shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

     Section 1.02. “Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary, Bonus, Commissions, and/or Director Fees that a Participant defers in accordance with Article 3 for any one Plan Year. In the event of a Participant’s Termination of Employment, Disability or death prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

     Section 1.03. “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, such that annual payments are made for such number of years selected by the Participant and each annual payment is generally calculated on a pro rata basis, taking into account the Participant’s Vested Account Balance as of the Participant’s initial Benefit Valuation Date and the number of years selected by the Participant for payments.

     Section 1.04. “Base Salary” shall mean the annual cash compensation relating to services performed during any calendar year, excluding distributions from nonqualified deferred compensation plans, bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, severance pay, and automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or nonqualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer;

provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

     Section 1.05. “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

     Section 1.06. “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

     Section 1.07. “Benefit Valuation Date”shall mean, for any Participant who becomes entitled to the distribution of a benefit under Article 5, 6, 7 or 8, a date within 5 Business Days of the day on which the applicable benefit payment is to be distributed to the Participant.

     Section 1.08. “Board” shall mean the board of directors of the Company.

     Section 1.09. “Bonus”shall mean any compensation, in addition to Base Salary and Commissions, earned by a Participant for services rendered during a Plan Year, under any Employer’s annual bonus and/or cash incentive plan(s).

     Section 1.10. “Business Day” shall mean a day, other than a Saturday, Sunday or other day in which commercial banks in New York, New York, or San Francisco, California are authorized or required by law to close.

     Section 1.11. “Change In Control” shall mean, unless inconsistent with Section 409A of the Code, the occurrence of any of the following events after the effective date of the Plan.

     (i) The effectiveness of any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 49% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation;

     (ii) During any period of twenty-four consecutive calendar months, the individuals who at the beginning of such period constitute the Board, and any new directors whose election by such Board or nomination for election by stockholders was approved by a vote of at least two-thirds of the members of such Board who were either directors on such Board at the beginning of the period or whose election or nomination for election as directors was previously so approved, for any reason cease to constitute at least a majority of the members thereof;

     (iii) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 15% of the then outstanding shares of Common Stock of the Company;

     (iv) The effectiveness of any sale of all or substantially all of the assets of the Company or for any particular Participant the sale of a subsidiary or division of the Company which is the Employer of such Participant to any individual, entity or group which owned less than 50% of the voting securities of the Company prior to the sale; or

     (v) The complete liquidation or dissolution of the Company.

     Section 1.12. “Change In Control Benefit” shall have the meaning set forth in Article 5.

     Section 1.13. “Claimant” shall have the meaning set forth in Section 14.01.

     Section 1.14. “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

     Section 1.15. “Commissions” shall mean the cash commissions earned by a Participant from any Employer for services rendered during a Plan Year, excluding Base Salary, Bonus and/or other additional incentives or awards earned by the Participant.

     Section 1.16. “Committee” shall mean the committee described in Article 12.

     Section 1.17. “Company” shall mean Affymetrix, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

     Section 1.18. “Company Contribution Account” shall mean (i) the sum of the Participant’s Company Contribution Amounts, plus (ii) amounts credited or debited to the Participant’s Company Contribution Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

     Section 1.19. “Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.05.

     Section 1.20. “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

     Section 1.21. “Director” shall mean any member of the board of directors of any Employer.

     Section 1.22. “Director Fees” shall mean the fees earned by a Director from any Employer, including cash retainer fees and cash meetings fees, as compensation for serving on the board of directors.

     Section 1.23. “Disability” or “Disabled” shall mean, unless otherwise required by Section 409A of the Code or the regulations thereunder, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Participant’s Employer.

     Section 1.24. “Disability Benefit” shall mean the benefit set forth in Article 7.

     Section 1.25. “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

     Section 1.26. “Employee” shall mean a person who is an employee of any Employer.

     Section 1.27. “Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

     Section 1.28. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     Section 1.29. “Key Employee” shall mean any Participant who the Committee, in its sole discretion, determines is a “key employee” of any Employer, as defined in Code Section 416(i). Generally, this will include any officer of any Employer who has annual compensation from such Employer in excess of $130,000, any 5-percent owner of any Employer and any 1-percent owner of any Employer who has annual compensation from such Employer in excess of $150,000.

     Section 1.30. “Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who submits an executed Plan Agreement, Election Form, Beneficiary Designation Form and such other forms that are determined to be necessary by the Committee in its sole discretion, which are accepted by the Committee, (iii) whose Plan Agreement has not terminated, and (iv) whose participation in the Plan has not terminated in accordance with Section 2.3.

     Section 1.31. “Plan” shall mean the Affymetrix, Inc. Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

     Section 1.32. “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

     Section 1.33. “Scheduled Distribution” shall mean the distribution set forth in Section 4.1.

     Section 1.34. “Survivor Benefit” shall mean the benefit set forth in Article 8.

     Section 1.35. “Terminate the Plan,” “Termination of the Plan” shall mean a determination by an Employer’s board of directors that (i) all of its Participants shall no longer be eligible to participate in the Plan, (ii) all deferral elections for such Participants shall terminate, and (iii) such Participants shall no longer be eligible to receive company contributions under this Plan.

     Section 1.36. “Termination Benefit” shall mean the benefit set forth in Article 6.

     Section 1.37. “Termination of Employment” shall mean the separation from service with all Employers, voluntarily or involuntarily, for any reason other than Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held.

     Section 1.38. “Trust” shall mean one or more trusts established by the Company in accordance with Article 14.

     Section 1.39. “Unforeseeable Financial Emergency” shall mean, unless otherwise defined in Section 409A of the Code or the regulations thereunder, an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or a dependent of the Participant (as defined in Section 152(a) of the Code), (ii) a loss of the Participant’s property due to casualty, or (iii) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

     Section 1.40. “Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.

ARTICLE 2
SELECTION, ENROLLMENT, ELIGIBILITY

     Section 2.01. Selection by Committee. Participation in the Plan shall be limited to Directors and, as determined by the Committee in its sole discretion, a select group of management or highly compensated Employees. From that group, the Committee shall select, in its sole discretion, those individuals who may actually participate in this Plan.

     Section 2.02. Enrollment and Eligibility Requirements; Commencement of Participation.

     (a) As a condition to participation, each Director and each selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee, an Election Form and a Beneficiary Designation Form, prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements or such other forms as it determines, in its sole discretion, are necessary.

     (b) As a condition to participation, each Director and each selected Employee who becomes eligible to participate in the Plan effective after the first day of a Plan Year shall complete, execute and return to the Committee, an Election Form and a Beneficiary Designation

Form, all within thirty (30) days after such Director’s or Employee’s eligibility to participate in the Plan becomes effective. In addition, the Committee shall establish from time to time such other enrollment requirements or such other forms as it determines, in its sole discretion, are necessary.

     (c) Each Director and each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Director or Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall give effect to such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

     (d) If a Director or an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Director or Employee shall not be eligible to participate in the Plan during such Plan Year.

     Section 2.03. Termination of a Participant’s Eligibility. If the Committee determines that a Participant is no longer eligible to participate in the Plan, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Committee makes such determination, (ii) prevent the Participant from making future deferral elections, and/or (iii) take further action that the Committee deems appropriate. Notwithstanding the foregoing, in the event of a Termination of the Plan in accordance with Section 11.1, the termination of the affected Participants’ eligibility for participation in the Plan shall not be governed by this Section 2.3, but rather shall be governed by Section 11.1.

ARTICLE 3
DEFERRAL COMMITMENTS/COMPANY CONTRIBUTION AMOUNTS/
VESTING/CREDITING/TAXES

     Section 3.01. Minimum Deferrals.

     (a) Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus, Commissions, and/or Director Fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount

Base Salary, Bonus and/or Commissions	$5,000 aggregate
Director Fees	$0

     If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

     (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year of the Plan itself, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

     Section 3.02. Maximum Deferral.

     (a) Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Salary, Bonus, Commissions and/or Director Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage

Base Salary	75%
Bonus	90%
Commissions	75%
Director Fees	100%

     (b) Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits an Election Form to the Committee for acceptance.

     Section 3.03. Election to Defer; Effect of Election Form.

     (a) First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

     (b) Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

     Section 3.04. Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The Bonus, Commissions and/or Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Bonus, Commissions or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

     Section 3.05. Company Contribution Amount.

     (a) For each Plan Year, an Employer may credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer. Such amounts shall be for that Participant the Company Contribution Amount for that Plan Year and shall be credited on the date or dates prescribed by such agreements.

     (b) For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive a Company Contribution Amount for that Plan Year. The Company Contribution Amount described in this Section 3.5(b), if any, shall be credited on a date or dates to be determined by the Committee, in its sole discretion.

     Section 3.06. Crediting of Amounts after Benefit Distribution. Notwithstanding any provision in this Plan to the contrary, should the complete distribution of a Participant’s vested Account Balance occur prior to the date on which any portion of (i) the Annual Deferral Amount that a Participant has elected to defer in accordance with Section 3.3, or (ii) the Company Contribution Amount, would otherwise be credited to the Participant’s Account Balance, such amounts shall not be credited to the Participant’s Account Balance, but shall be paid to the Participant.

     Section 3.07. Vesting.

     (a) A Participant shall at all times be 100% vested in his or her Deferral Account.

     (b) A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in any agreement entered into between the Participant and his or her Employer. If not addressed in such agreements, a Participant shall vest in his or her Company Contribution Account in accordance with the schedule declared by the Committee in its sole discretion.

     Section 3.08. Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

     (a) Measurement Funds. The Committee shall select from time to time certain mutual funds, insurance company separate accounts, indexed rates or other methods (the “Measurement Funds”) for purposes of crediting or debiting additional amounts to Participants’ Account Balances. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund; provided however, that any decision to retain, discontinue or substitute a Measurement Fund shall be made in good faith.

     (b) Election of Measurement Funds. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.8(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into a default Measurement Fund which is selected by the Committee and identified prior to such allocation in Plan communication materials. A Participant (or if the Participant is deceased, each of the Participant’s Beneficiaries entitled to a Survivor Benefit under Article 8) may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee or by any other procedure approved by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

     (c) Proportionate Allocation. In making any election described in Section 3.8(b) above, the Participant (or Beneficiary) shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance or Measurement Fund, as applicable, to be allocated/reallocated to a Measurement Fund. A Participant’s (or Beneficiary’s) Measurement Fund elections must total one hundred percent (100%). The Committee may require that a percentage election with respect to any particular Measurement Fund be no less than ten percent (10%). Unless otherwise expressly provided by the Committee, a Measurement Fund election(s) shall apply on a pro rata basis to each of the Participant’s accounts under this Plan and a Participant (or Beneficiary) may not make separate Measurement Fund elections for the Participant’s Deferral Account and/or Company Contribution Account.

     (d) Crediting or Debiting Method. The performance of each selected Measurement Fund (either positive or negative) will be determined by the Committee based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited not less frequently than on a monthly basis based on the performance of each selected Measurement Fund for the corresponding period of time.

     (e) No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

     Section 3.09. FICA and Other Taxes.

     (a) Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.09.

     (b) Company Contribution Account. When a Participant becomes vested in a portion of his or her Company Contribution Account, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus, and/or Commissions that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Company Contribution Amount. If necessary, the Committee may reduce the vested portion of the Participant’s Company Contribution Account, as applicable, in order to comply with this Section 3.9.

     (c) Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
SCHEDULED DISTRIBUTION; UNFORESEEABLE FINANCIAL EMERGENCIES

     Section 4.01. Scheduled Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a Scheduled Distribution. The Scheduled Distribution shall be a lump sum payment in an amount that is equal to the amount of the Annual Deferral Amount that the Participant elected to have distributed as a Scheduled Distribution, plus amounts credited or debited in the manner provided in Section 3.8 above on that amount, calculated as of the close of business on or around the date on which the Scheduled Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each Scheduled Distribution elected shall be paid out on the date designated by the Participant. The date designated by the Participant must be a date that is in a Plan Year at least 2 Plan Years after the end of the Plan Year to which the Participant’s deferral election described in Section 3.3 relates. By way of example, if a Scheduled Distribution is elected for Annual Deferral Amounts that are earned and/or contributed in the Plan Year commencing January 1, 2005, the Scheduled Distribution could not become payable before January 1, 2008. Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Scheduled Distributions in a manner that is consistent with applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

     Section 4.02. Other Benefits Take Precedence Over Scheduled Distributions. Should a Participant become entitled to the distribution of a benefit under Article 5, 6, 7 or 8, prior to the date on which such Participant’s Scheduled Distribution is payable, any portion of such Participant’s Base Salary, Bonus, Commissions and/or Director Fees, plus amounts credited or debited thereon, that is subject to a Scheduled Distribution election under Section 4.1 shall not be paid in accordance with Section 4.1, but shall be paid in accordance with the other applicable Article.

     Section 4.03. Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.

     (a) If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to suspend deferrals of Base Salary, Bonus, Commissions and Director Fees to the extent deemed necessary by the Committee to satisfy the Unforeseeable Financial Emergency. If suspension of deferrals is not sufficient to satisfy the Participant’s Unforeseeable Financial Emergency, or if suspension of deferrals is not required under applicable tax law, the Participant may further petition the Committee to receive a partial or full payout from the Plan. The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Financial Emergency plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution.

     (b) The payout shall not exceed the lesser of (i) the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Financial Emergency plus amounts reasonably necessary to pay taxes reasonably anticipated as a result of the distribution. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, (B) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (C) by suspension of deferrals under this Plan, if the Committee, in its sole discretion, determines that suspension is required by applicable tax law.

     (c) If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval. If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

     (d) Notwithstanding the foregoing, the Committee shall interpret all provisions relating to suspension and/or payout under this Section 4.3 in a manner that is consistent with applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 5
CHANGE IN CONTROL BENEFIT

     Section 5.01. Change in Control Benefit. A Participant, in connection with a Change of Control shall receive a Change in Control Benefit, which shall be equal to the Participant’s Account Balance, calculated as of the close of business on or around the Participant’s Benefit Valuation Date, as determined by the Committee in its sole discretion.

     Section 5.02. Payment of Change in Control Benefit. The Change in Control Benefit, if any, shall be paid to the Participant in a lump sum no later than thirty (30) days after the date of a Change of Control. Notwithstanding the foregoing, the Committee shall interpret all provisions in this Plan relating to a Change in Control Benefit in a manner that is consistent with applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

ARTICLE 6
TERMINATION BENEFIT

     Section 6.01. Termination Benefit. A Participant who experiences a Termination of Employment shall receive, as a Termination Benefit, his or her vested Account Balance, calculated as of the close of business on the Participant’s Benefit Valuation Date, as determined by the Committee in its sole discretion.

     Section 6.02. Payment of Termination Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall irrevocably elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to an Annual Installment Method of up to 15 years; provided, however, the number of installment payments in which a Participant’s Termination Benefit will be paid to the Participant shall not exceed the Participant’s Years of Service, determined as of the date on which the Participant experiences the Termination of Employment. Notwithstanding the foregoing, if the Participant’s vested Account Balance at the time of his or her Termination of Employment is less than $50,000, the Participant’s entire vested Account Balance shall be paid to the Participant in a lump sum. If a Participant does not make any election with respect to the payment of the Termination Benefit in connection with his or her commencement of participation in the Plan, then such Participant shall be deemed to have elected to receive the Termination Benefit in a lump sum. The lump sum payment, or each initial installment payment if applicable, shall be made no later than thirty (30) days after the Participant’s Termination of Employment, except in the case of a Key Employee, the Termination Benefit may not be paid prior to the 6 month anniversary of such Participants Termination of Employment. In such case, the lump sum payment, or the initial annual installment payment if applicable, shall be made on the six month anniversary of the Participant’s Termination of Employment. If applicable, subsequent installment payments will be made on each anniversary of the initial installment payment date.

ARTICLE 7
DISABILITY BENEFIT

     Section 7.01. Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on the Participant’s Benefit Valuation Date, as selected by the Committee in its sole discretion.

     Section 7.02. Payment of Disability Benefit. The Disability Benefit shall be paid to the Participant in a lump sum payment within 30 days of the Participant’s Disability.

ARTICLE 8
SURVIVOR BENEFIT

     Section 8.01. Survivor Benefit. The Participant’s Beneficiary(ies) shall receive a Survivor Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s Benefit Valuation Date, as selected by the Committee in its sole discretion.

     Section 8.02. Payment of Survivor Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to have the Survivor Benefit paid to the Participant’s Beneficiary(ies) in a lump sum or pursuant to an Annual Installment Method of up to 15 years; provided, however, if the Participant’s vested Account Balance at the time of his or her death is less than $50,000, the Participant’s entire vested Account Balance shall be paid to his or her Beneficiary(ies) in a lump sum. If a Participant does not make any election with respect to the payment of the Survivor Benefit in connection with his or her commencement of participation in the Plan, then such Participant shall be deemed to have elected for the Survivor Benefit to be paid to the Participant’s Beneficiary(ies) in a lump sum. The lump sum payment, or the initial annual installment payment if applicable, shall be made no later than 30 days after the Participant’s death. If applicable, subsequent installment payments will be made on each anniversary of the initial installment payment date.

ARTICLE 9
BENEFICIARY DESIGNATION

     Section 9.01. Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

     Section 9.02. Beneficiary Designation; Change; Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided in a form designated by the Committee, executed by such Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

     Section 9.03. Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

     Section 9.04. No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

     Section 9.05. Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

     Section 9.06. Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 10
LEAVE OF ABSENCE

     Section 10.01. Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in Articles 4, 5, 6, 7, or 8 in accordance with the provisions of those Articles, and (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

     Section 10.02. Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer to take an unpaid leave of absence from the employment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in Articles 4, 5, 6, 7, or 8 in accordance with the provisions of those Articles. However, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan, provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

ARTICLE 11
TERMINATION OF PLAN, AMENDMENT OR MODIFICATION

     Section 11.01. Termination of Plan. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to Terminate the Plan (as defined in Section 1.36) . Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7, or 8 in accordance with the provisions of those Articles. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination.

     Section 11.02. Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer. Notwithstanding the foregoing, no amendment or modification shall be effective to decrease the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made.

     Section 11.03. Plan Agreement. Despite the provisions of Sections 11.01 and 11.02 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

     Section 11.04. Effect of Payment. The full payment of the Participant’s vested Account Balance under Articles 4, 5, 6, 7, or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan, and the Participant’s Plan Agreement shall terminate.

ARTICLE 12
ADMINISTRATION

     Section 12.01. Committee Duties. Except as otherwise provided in this Article 12, this Plan shall be administered by a Committee, which shall be the “Administrator” which shall be the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

     Section 12.02. Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

     Section 12.03. Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

     Section 12.04. Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator or as not permitted by law.

     Section 12.05. Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Termination of Employment, Disability or death of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 13
OTHER BENEFITS AND AGREEMENTS

     Section 13.01. Coordination With Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 14
CLAIMS PROCEDURES

     Section 14.01. Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

     Section 14.02. Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i) the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 14.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

     Section 14.03. Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant’s duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

     Section 14.04. Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

     Section 14.05. Pre and Post Termination Procedures. With respect to claims made prior to Termination of the Plan, a Claimant’s compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant’s right to commence arbitration pursuant to Section 14.6 with respect to any claim for benefits under this Plan. With respect to claims made upon and following Termination of the Plan, the Claimant may proceed directly to arbitration in accordance with Section 14.6 and need not first satisfy the foregoing provisions of this Article 14.

     Section 14.06. Arbitration of Claims. All claims or controversies arising out of or in connection with this Plan, that the Company or any Employer may have against any Claimant, or that any Claimant may have against the Company or any Employer or against any of their respective officers, directors, employees or agents acting in their capacity as such, shall, subject to the initial review provided for in the foregoing provisions of this Article 14 that are effective with respect to claims brought prior to Termination of the Plan, be resolved through arbitration as provided in this Section 15.09.

ARTICLE 15
ARBITRATION OF CLAIMS

     Section 15.01. Establishment of the Trust. In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan.

     Section 15.02. Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

     Section 15.03. Distributions from the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 16
MISCELLANEOUS

     Section 16.01. Status of Plan. The Plan is intended to be a plan that (i) is not qualified within the meaning of Code Section 401(a), (ii) “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1), and (iii) complies with Section 409A of the Code. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

     Section 16.02. Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

     Section 16.03. Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan.

     Section 16.04. Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

     Section 16.05. Not A Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

     Section 16.06. Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder.

     Section 16.07. Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

     Section 16.08. Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     Section 16.09. Governing Law and Arbitration. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of California, without regard to provisions governing conflicts of laws, except as such matters may be governed by the Delaware General Corporation Law and applicable federal law. Any unresolved dispute or issue shall be resolved by binding arbitration under 35 U.S.C. 294. Whenever a Participant or the Company (each a “Party” for purposes of this Section 15.9) shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. The Party giving such notice shall refrain from instituting the arbitration proceedings for a period of ten (10) calendars following such notice to allow the Parties to attempt to resolve the dispute between themselves. If the parties are still unable to resolve the dispute, the Party giving notice may institute the arbitration proceeding before JAMS or its successor pursuant to the United States Arbitration Act 9 U.S.C. §1 et seq. Arbitration shall be held in the San Francisco Bay Area of California. The arbitration shall be conducted in accordance with the provisions of JAMS Comprehensive Arbitration Rules and Procedures before a single arbitrator mutually chosen by the Parties, but if the Parties have not agreed upon a single arbitrator within fifteen (15) calendar days after notice of the institution of the arbitration, then a single arbitrator shall be chosen under JAMS rules from neutrals who have experience trying complex commercial dispute cases. All arbitrator(s) eligible to conduct the arbitration must undertake in writing as a condition of service to render their opinion)s) promptly after the final arbitration hearing and to provide a reasoned written opinion setting forth the findings of fact and conclusions of law. No arbitrator shall have the power to award punitive damages or any award of multiple damages under this Agreement and such awards are expressly prohibited. Judgment on the award of the arbitrator(s) may be entered in any court in the County of Santa Clara, California. Except to the extent entry of judgment and any subsequent enforcement may require disclosure, or except as required by law, all matters relating to the arbitration, including the award, shall be held in confidence by the Parties.

     Section 16.10. Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Affymetrix, Inc.
Attn: Vice President – Human Resources
1170 Kifer Road
Santa Clara, CA 95051

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

     Section 16.11. Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

     Section 16.12. Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

     Section 16.13. Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

     Section 16.14. Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

     Section 16.15. Court Order. The Committee is authorized to comply with any court order in any action in which the Plan or the Committee has been named as a party, including any action involving a determination of the rights or interests in a Participant’s benefits under the Plan. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with applicable tax law, including but not limited to guidance issued after the effective date of this Plan.

     Section 16.16. Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

     Section 16.17. Legal Fees to Enforce Rights. If a Participant or Beneficiary institutes any litigation or other legal action which seeks to recover benefits under the Plan or which otherwise asserts that the Committee, the Company, the Employer or any successor entity to the Company or the Employer has failed to comply with any of its obligations under this Plan or any agreement thereunder with respect to such Participant or Beneficiary, or if the Committee, the Company, the Employer or any other person takes any action to declare this Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant or Beneficiary the benefits intended to be provided under the Plan, and the Participant or Beneficiary retains counsel in connection with such litigation or legal action, then, if the final decision of a court of competent jurisdiction or arbitrator determines that the Participant or Beneficiary’s initiation or defense of such litigation or legal action was made in good faith, based on the information known to the Participant or Beneficiary at the time of the initiation or defense, the Company and such Employer (who shall be jointly and severally liable) shall be required to pay the reasonable attorneys fees and expenses of the Participant or Beneficiary in connection with the initiation or defense of such litigation or legal action with respect to such matters, whether by or against the Committee, the Company, the Employer or any director, officer, shareholder or other person affiliated with the Company, the Employer or any successor thereto in any jurisdiction.

     IN WITNESS WHEREOF, the Company has signed this Plan document as of December 9, 2004.

“Company”
Affymetrix, Inc., a Delaware corporation

By: /s/ Gregory T. Schiffman
Title: Senior Vice President and Chief Financial
Officer